Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Pasithea Therapeutics Corp.

(Exact Name of Each Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Code	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share(2)	457(o)			$5,000,000	$0.0001531	$765.50
Equity	Pre-Funded Warrants to purchase Common Stock(3)	457(g)			-			(3)(4)
Equity	Common Stock underlying the Pre-Funded Warrants(3)	457(o)			-			(3)
Equity	Series C Warrants to purchase Common Stock	457(g)			-			(4)
Equity	Common Stock underlying the Series C Warrants to purchase Common Stock	457(o)			$5,000,000	$0.0001531	$765.50
Equity	Series D Warrants to purchase Common Stock	457(g)			-			(4)
Equity	Common Stock underlying the Series D Warrants to purchase Common Stock	457(o)			$5,000,000	$0.0001531	$765.50
Equity	Placement Agent Warrants to purchase Common Stock	457(g)			-			(4)
Equity	Common Stock underlying the Placement Agent Warrants to purchase Common Stock (5)	457(o)			$437,500	$0.0001531	$66.98
Total Offering Amounts					$15,437,500	$0.0001531	$2,363.48
Total Fees Previously Paid							-
Total Fee Offsets							-
Net Fee Due							$2,363.48

1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

2)	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover an indeterminable number of additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.

3)	The proposed maximum aggregate offering price of the Common Stock to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Stock and Pre-Funded Warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $5,000,000.

4)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

5)	The Placement Agent Warrants are exercisable for a number of shares of common stock equal to 7% of the shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the Pre-Funded Warrants), at an exercise price equal to 125% of the public offering price per share and accompanying Common Warrants.